SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 74U AND 74V.

FOR PERIOD ENDING 07/31/2004
FILE NUMBER 811-01474
SERIES NO.: 9


74U.     1.   Number of shares outstanding
              Class A Shares                  423
         2.   Number of shares outstanding of a second class of open-end company shares
              Class B Shares                  191
              Class C Shares                  176
              Investor Class Shares           330
              Institutional Class Shares      187

74V.     1.   Net asset value per share (to nearest cent)
              Class A Shares              $ 15.48
         2.   Net asset value per share of a second class of open-end company shares (to nearest cent)
              Class B Shares              $ 15.16
              Class C Shares              $ 15.07
              Investor Class Shares       $ 15.51
              Institutional Class Shares  $ 15.58